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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the following: (i) reference of our firm under the caption "Portfolio Performance Information" in Item 1-Business, included in BKF Capital Group Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003; and
(ii) incorporation by reference in the Registration Statement (Form S-8 Nos. 333-50132 and 333-75014) pertaining to the 1998 Incentive Compensation Plan of BKF Capital Group, Inc. of our report dated March 3, 2004, with respect to the consolidated financial statements of BKF Capital Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.




                                                               Ernst & Young LLP
New York, New York
March 15, 2004